Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Robert H. Barghaus

Chief Financial Officer

(203) 661-1926, ext. 6668

Tyler P. Schuessler

Vice President, Organizational Development

& Investor Relations

(203) 661-1926, ext. 6643

BLYTH, INC. REPORTS 3rd QUARTER SALES AND EARNINGS

Wholesale Restructuring Continues; Catalog & Internet Segment Turnaround On Track

GREENWICH, CT, USA, December 6, 2006: Blyth, Inc. (NYSE: BTH), a leading designer and marketer of home fragrance and home décor products, today reported that Net Sales for the third quarter ended October 31, 2006 declined 9% to $297.9 million from $328.5 million a year earlier.  Included in last year’s results was $20.3 million of sales from Impact Plastics, which was sold at the end of the fourth quarter last year.  Accordingly, excluding the effect of Impact Plastics, third quarter sales declined 3% versus last year primarily due to lower comparable sales in the North American Direct Selling and Wholesale home fragrance markets.  International sales represented 20% of total sales in the third quarter this year versus 16% last year, reflecting strong growth in several of PartyLite’s international markets.

Operating Profit for the quarter was $4.7 million versus $19.3 million for the prior year period and reflects the impact of lower sales in the Direct Selling segment, restructuring charges of $5.2 million related to Blyth’s North American Wholesale mass channel home fragrance business and the absence this year of $3.6 million of operating profit from Impact Plastics.  Higher commodity costs also continue to have a significant negative impact on the Company’s operating margin.  These factors were partially offset by improved profitability in the Catalog & Internet segment.

North American Wholesale mass channel restructuring charges of $5.2 million recorded in the current fiscal quarter include $4.8 million related primarily to inventory write-downs, equipment impairment and severance, reflected in cost of goods sold.  Net Loss for the quarter was $0.2 million versus Net Earnings of $23.0 million a year earlier.  This year’s results also include $2.2 million of net losses on the sale and discontinued operations of Blyth’s European Wholesale businesses.

Diluted Net Earnings Per Share for the quarter were break even compared to $0.56 for the same period last year.  Excluding the North American Wholesale mass channel home fragrance business restructuring charges and the loss on the sale and discontinued operations of the European Wholesale businesses, as well as last year’s profit from Impact Plastics and discontinued European Wholesale operations, third quarter earnings per share would have been

$0.13 this year versus $0.27 last year.  A summary reconciliation of Generally Accepted Accounting Principles (GAAP) earnings and earnings per share to Non-GAAP earnings and earnings per share is presented in the attached table. This table is included as an additional reference to assist investors in analyzing the Company’s performance and should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

Net Sales for the nine months ended October 31, 2006 were $840.8 million versus $873.6 million reported for the same period a year ago.  Operating Loss for the nine months was $9.0 million versus Operating Profit of $57.8 million for the same period last year.  This year’s loss includes a non-cash, pre-tax goodwill impairment charge of $36.8 million recorded in the second quarter arising from a revaluation of goodwill associated with Blyth’s North American Wholesale businesses.  Also included in the loss is $5.2 million of restructuring charges related to the North American Wholesale mass channel home fragrance business.  Included in last year’s results was a favorable U.S. state settlement that allowed for a reserve reversal of $5.5 million and Impact Plastics’ earnings of $2.4 million.  Therefore, excluding the goodwill impairment and restructuring charges this year and the reserve reversal and Impact Plastics last year, Operating Profit for the first nine months would have been $33.0 million this year versus $49.9 million last year.

Net Loss for the first nine months was $120.2 million compared to Net Earnings of $37.2 million for the prior year period.  Diluted Net Earnings Per Share was a loss of $3.01 compared to earnings of $0.90 for last year’s first nine months.  Excluding the aforementioned discontinued operations, restructuring charges and goodwill impairment charge this year, as well as the benefit of the discontinued operations, reserve reversal and Impact Plastics last year, Earnings Per Share for the first nine months would have been $0.46 this year versus $0.71 last year. See attached Non-GAAP earnings and earnings per share reconciliation table previously discussed.

Robert B. Goergen, Blyth’s Chairman of the Board and CEO, commented, “Fiscal year 2007 continues to be very challenging for Blyth.  While we are disappointed in our third quarter operating performance, numerous initiatives are underway across the Company that we believe are setting the stage for improved results in the future.”

Mr. Goergen continued, “Specifically, the restructuring of our North American Wholesale mass channel home fragrance business is underway.  The elimination of unprofitable customers, a streamlined SKU base and the pending closure of our Tijuana Mexico manufacturing facility is in progress.  Within the Direct Selling segment, additional management talent has joined PartyLite’s U.S. team, which remains focused on sales and consultant growth and improved profitability.  In the Catalog & Internet segment, new management continues to make good progress in stabilizing core catalog titles and introducing new growth initiatives.”

In the Direct Selling segment, third quarter net sales declined 6%, from $154.7 million to $144.9 million for the same period last year.  PartyLite’s U.S. sales declined 12% versus last year’s third quarter, mirroring a lower consultant base, which totals more than 26,000.  In PartyLite’s Canadian market, sales declined 4%, driven by fewer active independent sales consultants, which still total more than 4,000.  PartyLite’s European sales increased 14%, and consultant count increased to more than 14,000.  Third quarter operating profit in the Direct

Selling segment was $4.2 million versus $12.2 million in the same period last year primarily due to the U.S. sales shortfall, continued higher commodity costs and increased European promotional expenses.

In Blyth’s other direct to consumer business, the Catalog & Internet segment, third quarter net sales increased 2% to $52.7 million.  Increased sales resulted from growth in the Walter Drake and Easy Comforts brands, as well as the addition of Boca Java, which was acquired in last year’s third quarter.   Operating Profit was $2.5 million this year versus a breakeven operating profit in last year’s third quarter.  Last year’s operating profit included a $1.2 million write down of a Colorado Springs facility.

In the Wholesale segment, third quarter net sales declined approximately 18% to $100.3 million, principally due to the absence this year of Impact Plastics, as well as lower mass channel home fragrance sales.  Sales growth was experienced in foodservice and premium seasonal and home décor products.  Third quarter operating loss in the Wholesale segment was $2.0 million compared to last year’s operating profit of $7.1 million.  This decline was driven by the aforementioned restructuring charges of $5.2 million in the North American Wholesale mass channel home fragrance business this year and the absence of Impact Plastics, which earned approximately $3.6 million in last year’s third quarter.

The sum of the segment amounts does not necessarily equal that reported for the quarter for Blyth overall due to rounding.

In lieu of quarterly teleconferences, management will conduct informal Question and Answer sessions periodically via dial-in calls, the next of which will take place on December 7th.  The date, time and dial-in information will be available in the “Investor Relations” section of the Company’s website, www.blyth.com, no later than one week prior to the next scheduled session.  Management will not present prepared remarks during such calls and will cover no material, non-public information.

Blyth, Inc., headquartered in Greenwich, CT, USA, is a Home Expressions company competing primarily in the home fragrance, home décor, seasonal decorations and gift industry.  The Company designs, markets and distributes an extensive array of candles, home fragrance products, decorative accessories, seasonal decorations and household convenience items, as well as tabletop lighting and chafing fuel for the Away From Home or foodservice trade.  Blyth manufactures most of its candles and sources nearly all of its other products.  Its products are sold direct to the consumer under the PartyLite® and Two Sisters GourmetTM brands, to retailers in the premium and specialty retail channels under the Colonial CandleTM, Carolina®, CBK® and Seasons of Cannon Falls® brands, to retailers in the mass retail channel under the Florasense®, Ambria®, FilterMate® and Sterno® brands, to consumers in the catalog and Internet channel under the Miles Kimball®, Exposures®, Walter Drake®, The Home Marketplace®, Easy ComfortsTM and Boca JavaTM brands, and to the Foodservice industry under the Sterno®, Ambria® and HandyFuel® brands.  In Europe, Blyth’s products are also sold under the PartyLite® brand.

Blyth, Inc. may be found on the Internet at www.blyth.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts.  Actual results could differ materially due to various factors, including the slowing of the United States or European economies or retail environments, the risk that we will be unable to maintain our historic growth rate, our ability to respond appropriately to changes in product demand, the risk that we will be unable to integrate the businesses that we acquire into our existing operations, the risks (including foreign currency fluctuations, economic and political instability, transportation delays, difficulty in maintaining quality control, trade and foreign tax laws and others) associated with international sales and foreign sourced products, risks associated with our ability to recruit new independent sales consultants, our dependence on key corporate management personnel, risks associated with the sourcing of raw materials for our products, competition in terms of price and new product introductions, risks associated with our information technology systems (including, susceptibility to outages due to fire, floods, power loss, telecommunications failures, computer viruses, break-ins and similar events), risks associated with legislation proposed by the Federal Trade Commission and other factors described in this press release and in the Company’s Annual Report on Form 10-K for the year ended January 31, 2006.

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BLYTH, INC.

Consolidated Statements of Earnings

(In thousands except per share data)

(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended October 31,	Ended October 31,	Ended October 31,	Ended October 31,
	2006	2005	2006	2005

Net sales	$297,911	$328,458	$840,775	$873,556
Cost of goods sold	160,563	174,838	434,047	436,306
Gross profit	137,348	153,620	406,728	437,250
Selling	99,579	102,455	283,435	284,762
Administrative	33,084	31,879	95,501	94,673
Goodwill impairment	—	—	36,769	—
	132,663	134,334	415,705	379,435
Operating profit	4,685	19,286	(8,977)	57,815

Other expense (income)
Interest expense	4,587	5,030	14,576	14,287
Interest income	(1,819)	(706)	(5,352)	(1,446)
Foreign exchange and other	(22)	85	(614)	959
	2,746	4,409	8,610	13,800
Earnings (loss) from continuing operations before income taxes and minority interest	1,939	14,877	(17,587)	44,015
Income tax expense (benefit)	(33)	1,066	(7,008)	9,493
Earnings (loss) from continuing operations before minority interest	1,972	13,811	(10,579)	34,522
Minority interest	40	54	114	(506)
Earnings (loss) from continuing operations	1,932	13,757	(10,693)	35,028
Earnings (loss) from discontinued operations (net of income tax expense (benefit) of $(237), $4,222, $(1,278) and $295, respectively)	(2,153)	9,284	(109,504)	2,128
Net earnings (loss)	$(221)	$23,041	$(120,197)	$37,156

Basic:
Earnings (loss) from continuing operations per common share	$0.05	$0.33	$(0.27)	$0.86
Earnings (loss) from discontinued operations per common share	(0.05)	0.23	(2.74)	0.05
Net earnings (loss) per common share	$—	$0.56	$(3.01)	$0.91
Weighted average number of shares outstanding	39,211	40,978	39,945	40,948

Diluted:
Earnings (loss) from continuing operations per common share	$0.05	$0.33	$(0.27)	$0.85
Earnings (loss) from discontinued operations per common share	(0.05)	0.23	(2.74)	0.05
Net earnings (loss) per common share	$—	$0.56	$(3.01)	$0.90
Weighted average number of shares outstanding	39,531	41,141	39,945	41,190

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	October 31, 2006	October 31, 2005
Assets
Cash and Cash Equivalents	$80,615	$44,820
Short Term Investments	95,000	—
Accounts Receivable, Net	88,864	194,291
Inventories	180,847	280,655
Current Assets - Discontinued Operations	2,997	—
Property, Plant & Equipment, Net	163,793	233,100
Other Assets	198,615	375,181
	$810,731	$1,128,047

Liabilities and Stockholders’ Equity
Bank Debt	$44,790	$101,965
Bond Debt	224,534	249,430
Current Liabilities - Discontinued Operations	6,619	—
Other Liabilities	193,944	260,798
Stockholders’ Equity	340,844	515,854
	$810,731	$1,128,047

Blyth, Inc.

Supplemental Non-GAAP Earnings Per Share Measures

(Unaudited)

	Three Months Ended		Three Months Ended
	October 31, 2006		October 31, 2005
	Dollars	EPS	Dollars	EPS
Non-GAAP earnings from continuing operations excluding Impact earnings, restructuring charge and reserve reversal	$5,152	$0.13	$11,442	$0.27

Non-GAAP Impact Plastics earnings	—	—	2,315	0.06

Non-GAAP restructuring charge	(3,220)	(0.08)	—	—

GAAP Earnings from continuing operations	1,932	0.05	13,757	0.33

GAAP Earnings (loss) from discontinued operations net of income taxes	(2,153)	(0.05)	9,284	0.23

GAAP Net earnings	$(221)	$—	$23,041	$0.56

	Nine Months Ended		Nine Months Ended
	October 31, 2006		October 31, 2005
	Dollars	EPS	Dollars	EPS
Non-GAAP earnings from continuing operations excluding Impact earnings, goodwill impairment, restructuring charge and reserve reversal	$18,659	$0.46	$29,338	$0.71

Non-GAAP Impact Plastics earnings	—	—	1,565	0.04

Non-GAAP state settlement reserve reversal	—	—	4,125	0.10

Non-GAAP restructuring charge	(3,220)	(0.08)	—	—

Non-GAAP goodwill impairment	(26,132)	(0.65)	—	—

GAAP Earnings (loss) from continuing operations	(10,693)	(0.27)	35,028	0.85

GAAP Earnings (loss) from discontinued operations net of income taxes	(109,504)	(2.74)	2,128	0.05

GAAP Net earnings (loss)	$(120,197)	$(3.01)	$37,156	$0.90

Blyth, Inc.

Supplemental Non-GAAP Earnings Per Share Measures

(Unaudited)

	Three Months Ended		Three Months Ended
	July 31, 2006		July 31, 2005
	Dollars	EPS	Dollars	EPS
Non-GAAP earnings from continuing operations excluding goodwill impairment and reserve reversal	$5,363	$0.13	$4,539	$0.11

Non-GAAP state settlement reserve reversal	—	—	4,125	0.10

Non-GAAP goodwill impairment	(26,132)	(0.66)	—	—

GAAP Earnings (loss) from continuing operations	(20,769)	(0.52)	8,664	0.21

GAAP Loss from discontinued operations net of income taxes	(68,598)	(1.72)	(4,511)	(0.11)

GAAP Net earnings (loss)	$(89,367)	$(2.24)	$4,153	$0.10

	Six Months Ended		Six Months Ended
	July 31, 2006		July 31, 2005
	Dollars	EPS	Dollars	EPS
Non-GAAP earnings from continuing operations excluding goodwill impairment and reserve reversal	$13,507	$0.34	$17,145	$0.42

Non-GAAP state settlement reserve reversal	—	—	4,125	0.10

Non-GAAP goodwill impairment	(26,132)	(0.65)	—	—

GAAP Earnings (loss) from continuing operations	(12,625)	(0.31)	21,270	0.52

GAAP Loss from discontinued operations net of income taxes	(107,351)	(2.66)	(7,156)	(0.17)

GAAP Net earnings (loss)	$(119,976)	$(2.98)	$14,114	$0.34